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EXHIBIT 10.98

AMENDMENT NO. 6

        This AMENDMENT NO. 6 ("Agreement") entered into and made effective as of August 13, 2007 ("Effective Date") is among Cano Petroleum, Inc., a Delaware corporation ("Borrower"), the Guarantors (as defined below), the Lenders (as defined below), and Union Bank of California, N.A., as administrative agent for such Lenders (in such capacity, the "Administrative Agent") and as issuing lender (in such capacity, the "Issuing Lender").

RECITALS

        A.    The Borrower is party to that certain Credit Agreement dated as of November 29, 2005, as amended by the Amendment No. 1 dated as of February 24, 2006, and as amended by the Amendment No. 2, Assignment and Agreement dated as of April 28, 2006, Amendment No. 3 entered into on May 12, 2006 but made effective as of March 31, 2006, Amendment No. 4 dated as of June 30, 2006, and Amendment No. 5 and Agreement dated as of March 6, 2007 (as so amended, the "Credit Agreement") among the Borrower, the lenders party thereto from time to time (the "Lenders"), the Administrative Agent, and the Issuing Lender.

        B.    The Borrower, the Lenders and the Administrative Agent wish to, subject to the terms and conditions of this Agreement make certain amendments to the Credit Agreement as provided herein.

        THEREFORE, the Borrower, the Guarantors, the Lenders, and the Administrative Agent hereby agree as follows:

        Section 1.    Defined Terms.    As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

        Section 2.    Other Definitional Provisions.    Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" means "including, without limitation,". Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

        Section 3.    Amendments to Credit Agreement.

          (a)   The definition of "Secured Parties" in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

      "Secured Parties" means the Administrative Agent, the Lenders, the Issuing Lender, and the Swap Counterparties.

          (b)   The definitions of "Acceptable Security Interest", "Mortgage", "Interest Expense", "Obligations", "Report", "Transactions" and "Working Capital" found in Section 1.01 of the Credit Agreement are hereby each amended by replacing each reference to "Collateral Trustee" contained therein with the term "Administrative Agent".

          (c)   Sections 5.01, 5.02, 5.08, 5.11, and 7.01(l) of the Credit Agreement are hereby amended by replacing each reference to "Collateral Trustee" contained therein with the term "Administrative Agent".

          (d)   Section 6.02(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following: "(b)            [Reserved]."

          (e)   Section 6.03 of the Credit Agreement is hereby amended by deleting the parenthetical found therein in its entirety and replacing it with the following: "(other than this Agreement and the Security Instruments)"

          (f)    Section 7.01(q) of the Credit Agreement is hereby deleted in its entirety and replaced with the following: "(q)            [Reserved]."

          (g)   Section 7.02(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

      "(c) the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Instruments, the Guaranties, and any other Loan Document for the ratable benefit of the Secured Parties by appropriate proceedings."

          (h)   Section 7.03(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

      "(c) the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Instruments, the Guaranties, and any other Loan Document for the ratable benefit of the Secured Parties by appropriate proceedings."

          (i)    Section 7.06 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

      "7.06 Application of Proceeds. From and during the continuance of any Event of Default, any monies or Property actually received by the Administrative Agent pursuant to this Agreement or any other Loan Document, the exercise of any rights or remedies under any Security Instrument or any other agreement with the Borrower, any Guarantor or any of their respective Subsidiaries which secures any of the Obligations, shall be applied in the following order:

      (a)    First, to the payment of all amounts, including costs and expenses incurred in connection with the collection of such proceeds and the payment of any part of the Obligations, due to the Administrative Agent under any of the expense reimbursement or indemnity provisions of this Agreement or any other Loan Document, any Security Instrument or other collateral documents, and any applicable law;

      (b)    Second, ratably, according to the then unpaid amounts thereof, without preference or priority of any kind among them, to the payment of the Obligations then due and payable, including Obligations with respect to Letters of Credit and any obligations of the Borrower or its Subsidiaries owing to any Swap Counterparty under any Hedge Contract; and

      (c)    Third, the remainder, if any, to the Borrower, its Subsidiaries, their respective successors or assigns, or such other Person as may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct."

          (j)    Schedule 4.07 which is attached to the Credit Agreement is hereby replaced in its entirety with the Schedule 4.07 attached to this Agreement.

        Section 4.    Borrower Representations and Warranties.    The Borrower represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure Borrower's obligations under the Loan Documents.

        Section 5.    Guarantors Representations and Warranties.    Each Guarantor represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties contained in the Guaranty and the representations and warranties contained in the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate, limited liability company, or partnership power and authority of such Guarantor and have been duly authorized by appropriate corporate, limited liability company, or partnership action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of such Guarantor enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; (f) it has no defenses to the enforcement of the Guaranty; and (g) the Liens under the Security Instruments are valid and subsisting and secure such Guarantor's and the Borrower's obligations under the Loan Documents.

        Section 6.    Conditions to Effectiveness.    This Agreement and the amendments to the Credit Agreement provided herein shall become effective on the Effective Date and enforceable against the parties hereto upon the receipt by the Administrative Agent of multiple original counterparts of this Agreement executed and delivered by officers of the Borrower, the Guarantors, the Administrative Agent, and the Lenders.

        Section 7.    Acknowledgments and Agreements.

          (a)   The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

          (b)   The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Loan Documents.

          (c)   Each of the Borrower, the Guarantors, Administrative Agent, and Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and the Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, and the Guaranty, are not impaired in any respect by this Agreement.

          (d)   From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.

          (e)   This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

        Section 8.    Reaffirmation of the Guaranty.    Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in the Guaranty), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

        Section 9.    Counterparts.    This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

        Section 10.    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

        Section 11.    Invalidity.    In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

        Section 12.    Governing Law.    This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

        Section 13.    Entire Agreement.    THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES BEGIN ON NEXT PAGE]

        EXECUTED effective as of the date first above written.

BORROWER:	CANO PETROLEUM, INC.
	By:	/s/ S. Jeffrey Johnson S. Jeffrey Johnson Chairman and Chief Executive Officer

GUARANTORS:	SQUARE ONE ENERGY, INC. LADDER COMPANIES, INC. W.O. ENERGY OF NEVADA, INC. WO ENERGY, INC. PANTWIST, LLC CANO PETRO OF NEW MEXICO, INC.
	Each by:	/s/ S. Jeffrey Johnson S. Jeffrey Johnson President

W.O. OPERATING COMPANY, LTD.
By:	WO Energy, Inc., its general partner
	By:	/s/ S. Jeffrey Johnson S. Jeffrey Johnson President

W.O. PRODUCTION COMPANY, LTD.
By:	WO Energy, Inc., its general partner
	By:	/s/ S. Jeffrey Johnson S. Jeffrey Johnson President

ADMINISTRATIVE AGENT/ISSUING LENDER/LENDER:	UNION BANK OF CALIFORNIA, N.A.,
	By:	/s/ Randall Osterberg Randall Osterberg Senior Vice President

Signature Page to Amendment No. 6

NATIXIS, as a Lender
By:	/s/ Donovan C. Broussard Donovan C. Broussard Managing Director
By:	/s/ Daniel Payer Daniel Payer Director

Signature Page to Amendment No. 6

Schedule 4.07

Litigation

        On March 23, 2006, the following lawsuit was filed in the 100th Judicial District Court in Carson County, Texas; Cause No. 9840, The Tom L. and Anne Burnett Trust, by Anne Burnett Windfohr, Windi Phillips, Ben Fortson, Jr., George Beggs, III and Ed Hudson, Jr. as Co-Trustees; Anne Burnett Windfohr; and Burnett Ranches, Ltd. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc.; W. O. Operating Company, Ltd, and W.O. Energy, Inc. The owner of the remainder of the mineral estate, Texas Christian University, has intervened in the suit joining the plaintiffs' request to terminate certain oil and natural gas leases and on January 26, 2007, Southwestern Public Service Company d/b/a XCEL Energy, intervened in the suit as a party adverse to all defendants, claiming that the fire that is the subject of this lawsuit destroyed transmission and distribution equipment, including utility poles, lines and other equipment with an estimated loss of $1,876,000. By order dated March 7, 2007, the court granted defendants' motion to strike the intervention of Southwestern Public Service Company d/b/a XCEL Energy.

        On April 28, 2006, the following lawsuit was filed in the 31st Judicial District Court of Roberts County, Texas, Case No. 1922, Robert and Glenda Adcock, et al. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc.; W. O. Operating Company, Ltd, and W.O. Energy, Inc. There are 45 plaintiffs and four groups of interveners in this suit.

        On April 10, 2006, the following lawsuit was filed in the 31st Judicial District Court of Roberts County, Texas, Case No. 1920, Joseph Craig Hutchison and Judy Hutchison v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc.; W. O. Operating Company, Ltd, and W.O. Energy, Inc.

        On May 1, 2006, the following lawsuit was filed in the 31st Judicial District Court of Roberts County, Texas, Case No. 1923, Chisum Family Partnership, Ltd. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc.; W. O. Operating Company, Ltd, and W.O. Energy, Inc.

        The plaintiffs in the above actions claim that the electrical wiring and equipment of Cano Petroleum, Inc. or certain of its subsidiaries relating to its oil and gas operations started a wildfire that began on March 12, 2006 in Carson County, Texas. The plaintiffs (i) allege negligence and gross negligence, trespass or nusiance and (ii) seek undisclosed damages, including, but not limited to, damages for damage to their land and livestock, certain expenses related to fighting the fire and certain remedial expenses. In addition, certain plaintiffs seek (i) termination of certain oil and gas leases, (ii) reimbursement for their attorney's fees and (iii) exemplary damages. Certain plaintiffs also allege res ipsa loquitur, single business enterprise and general partnership/de facto general partnership.

        On July 3, 2006, the following lawsuit was filed in the 31st Judicial District Court of Roberts County, Texas, Case No. 1928, Rebecca Lee Martinez, et al v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc.; W. O. Operating Company, Ltd., and W.O. Energy, Inc. The plaintiffs claim that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and natural gas operations started a wildfire that began on March 12, 2006 in Carson County, Texas. The plaintiffs (i) allege negligence and gross negligence and (ii) seek undisclosed damages for the wrongful death of two individuals who they claim died as a result of the fire. Additional heirs and relatives of one of the decedents have intervened in this case seeking similar claims.

        On August 9, 2006, the following lawsuit was filed in the 233rd Judicial District Court of Gray County, Texas, Yolanda Villareal, Individually and on behalf of the Estate of Gerardo Villareal v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd., and W.O. Energy, Inc. The plaintiffs claim that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and natural gas operations started a wildfire that began on March 12, 2006 in Carson County, Texas. The plaintiffs (i) allege negligence and gross negligence and (ii) seek undisclosed damages for the wrongful death of Gerardo Villareal who they claim died as a result of the fire.

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Relatives of Roberto Chavira have intervened in the case alleging similar claims regarding the death of Roberto Chavira.

        On June 20, 2006, the following lawsuit was filed in the United States District Court for the Northern District of Texas, Fort Worth Division, C.A. No. 4-06cv-434-A, Mid-Continent Casualty Company, Plaintiff, vs. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W.O. Operating Company, Ltd. and W.O. Energy, Inc. seeking a declaration that the plaintiff is not responsible for pre-tender defense costs and that the plaintiff has the sole and exclusive right to select defense counsel and to defend, investigate, negotiate and settle the litigation described above and on September 18, 2006, the First Amended Complaint for Declaratory Judgment was filed with regard to the cases described above. On February 9, 2007, Cano and its subsidiaries entered into a Settlement Agreement and Release with the plaintiff pursuant to which in exchange for mutual releases, in addition to the approximately $923,000 that had been reimbursed by plaintiff, the plaintiff agreed to pay to Cano within 20 business days of February 9, 2007 the amount of $6,699,827 comprised of the following: (a) the $1,000,000 policy limits of the primary policy; (b) the $5,000,000 policy limits of the excess policy; (c) $500,000 for future defense costs; (d) $144,000 as partial payment for certain unpaid invoices for litigation related expenses; (e) all approved reasonable and necessary litigation related expenses through December 21, 2006 that are not part of the above referenced $144,000; and (f) certain specified attorneys fees.

        On March 14, 2007, the following lawsuit was filed in 100th Judicial District Court in Carson County, Texas; Cause No. 9994, Southwestern Public Service Company d/b/a Xcel Energy v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc.; W. O. Operating Company, Ltd, and WO Energy, Inc. The plaintiffs claim that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and natural gas operations started a wildfire that began on March 12, 2006 in Carson County. This case is a refiling of the intervention which was struck by the court as described above. The plaintiff alleges negligence and seeks $1,876,000 in damages for loss and damage to transmission and distribution equipment, utility poles, lines and other equipment. Three additional plaintiffs have intervened in the case alleging negligence, gross negligence, res ipsa loquitur, nuisance, trespass, single business enterprise and general partnership/de facto general partnership relating to the March 2006 Carson County, Texas wildfire and seeking recovery for damages to their land, improvements and livestock, seeking exemplary damages and seeking attorneys' fees.

        On May 2, 2007, the following lawsuit was filed in the 84th District Court of Hutchinson County, Texas, Cause No. 37,619, Gary and Benia Burgess, et al. vs. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W.O. Operating Company, Ltd., and W.O. Energy, Inc. alleging negligence, gross negligence, res ipsa loquitur, nuisance, trespass, single business enterprise, and general partnership/de facto general partnership and seeking damages for their land, equipment and live stock, seeking exemplary damages and seeking attorneys' fees.

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QuickLinks

AMENDMENT NO. 6
RECITALS
Schedule 4.07 Litigation